UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2007

Morgans Hotel Group Co.
 (Exact name of registrant as specified in its charter)

Delaware	000-51802	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Richard Szymanski Employment Agreement

On November 27, 2007, Morgans Hotel Group Co. (the “Company”) entered into an employment agreement with Richard Szymanski, the Company’s Chief Financial Officer, which agreement is intended to be effective as of October 1, 2007. Pursuant to the agreement, the Company and Mr. Szymanski have agreed to the following terms of employment:

•	an annual base salary of $450,000;

•	an annual bonus commensurate with the bonuses paid to other similarly situated employees of the Company;

•	reimbursement of all reasonable and actual out-of-pocket expenses incurred by Mr. Szymanski in connection with his employment by the Company; and

•	eligibility for benefits, including medical, dental, life insurance, 401(k), paid vacation and equity grants on the same basis as other similarly situated employees.

Mr. Szymanski may terminate the agreement by providing the Company with written notice 30 days in advance of the date of such termination. In addition, if he terminates the agreement for “good reason,” the Company has agreed to (i) pay Mr. Szymanski his pro rata bonus, if any, through the date of termination, (ii) continue to pay Mr. Szymanski his base salary for 24 months after the date of termination, (iii) pay Mr. Szymanski a bonus equal to the greater of the bonus he received for the prior two years or twice his annual target bonus, and (iv) continue paying Mr. Szymanski’s health insurance benefits for a period of 24 months after the date of termination. “Good reason” is defined in the agreement to mean (i) any failure by the Company to comply with the compensation provisions of the employment agreement (other than insubstantial or inadvertent failures not in bad faith which are remedied by the Company promptly after receipt of notice thereof), (ii) the assignment to Mr. Szymanski, or the removal from Mr. Szymanski, of any duties or responsibilities that result in a material diminution of Mr. Szymanski’s authority, (iii) a material diminution of the budget over which Mr. Szymanski has responsibility, other than for a bona fide business reason, (iv) any failure by the Company to require any successor entity to assume and agree to perform the employment agreement, (v) the imposition of any requirement that Mr. Szymanski relocate his office to a location other than Manhattan, or (vi) a material breach by the Company of any written agreement between the Company and Mr. Szymanski. Mr. Szymanski must give the Company notice of the event that constitutes “good reason” within 60 days of its occurrence and the Company has 30 days in which to cure the same.

The Company may terminate Mr. Szymanski’s employment at any time for “cause” and the Company will have no further obligations to Mr. Szymanski other than to pay his base salary through the date of termination. The Company may also terminate Mr. Szymanski’s employment without “cause,” and in such case the Company will provide Mr. Szymanski with the same payments and benefits as he would be entitled to receive if he were to terminate the agreement for “good reason” as described above. “Cause” is defined in the agreement to mean Mr. Szymanski’s (i) repeated failure to perform his duties commensurate with his position as determined in the sole discretion of the Company, (ii) refusal to follow the lawful policies and directives of his supervisors, (iii) material breach of the provisions of the agreement, (iv) engagement in any act of dishonesty, gross negligence or willful misconduct that may have an adverse effect on the Company, its business operations, financial condition, assets, prospects or reputation, (v) breach of any fiduciary duty owed to the Company, or (vi) knowing violation of any law, rule or regulation that affects his performance of or ability to perform any of his duties or responsibilities with the Company. However, no termination pursuant to clause (i), (ii) or (iii) in the immediately preceding sentence shall be effective unless the conduct providing “cause” to terminate continues after Mr. Szymanski has been given notice thereof and 30 days in which to cure the same.

If, at the time of or during the one-year period following a “change in control,” the Company terminates Mr. Szymanski’s employment or Mr. Szymanski resigns for “good reason,” the Company will provide Mr. Szymanski with the same payments and benefits as he would be entitled to receive if he were to terminate the agreement for “good reason” as described above. In addition, all equity awards granted to Mr. Szymanski by the Company and held by Mr. Szymanski on the closing date of the “change in control” which have not previously vested shall become immediately vested and exercisable as of such closing date. “Change in control” is defined in the agreement to mean a “Corporate Transaction” as set forth in the Company’s 2007 Omnibus Incentive Plan, adopted by the Board of Directors and approved by the Company’s stockholders on May 22, 2007.

Mr. Szymanski’s employment will terminate automatically upon his death. Mr. Szymanski may be terminated on 30 days written notice by the Company if the Company determines in good faith that Mr. Szymanski is unable to perform his essential duties on a full-time basis as a result of incapacity due to mental or physical illness.

The agreement also provides that during his employment with the Company and for a period of two years thereafter, Mr. Szymanski will not solicit any present or future employee of the Company to leave the Company or to become employed or associated with a competitor of the Company.

A copy of Mr. Szymanski’s employment agreement is attached to this report and incorporated herein by reference. The description above is a summary of the agreement and is qualified in its entirety by the complete text of the agreement.

Richard Szymanski Equity Grant

On November 27, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of the Company granted Mr. Szymanski options to purchase 33,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and 15,000 long-term incentive plan units (“LTIP units”) pursuant to the Company’s 2007 Omnibus Incentive Plan (the “Plan”), the terms of which are materially consistent with all other awards granted pursuant to the Plan, other than with respect to the vesting schedule. Specifically, the stock options and LTIP units vest ratably in three annual installments beginning on the first anniversary of the grant date; provided that (i) the first vesting date will be accelerated to the three-month anniversary of the grant date in the event of the Company’s achievement of an adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) target for the 2007 fiscal year established by the Committee and (ii) the second vesting date will be accelerated to the fifteen-month anniversary of the grant date in the event of the Company’s achievement of an Adjusted EBITDA target in the 2008 fiscal year as established by the Committee in 2008.

LTIP units represent membership units in Morgans Group LLC, the operating company through which the Company owns its hotel properties and of which the Company is the managing member, and are structured as profit interests. Depending upon the occurrence of certain specified events, as provided in the limited liability company agreement of Morgans Group LLC, LTIP units may become convertible into shares of Common Stock. The stock options have an exercise price of $17.67 per share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, effective as of October 1, 2007, by and between Morgans Hotel Group Co. and Richard Szymanski

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: November 30, 2007	By:	/s/ David Smail

David Smail
Executive Vice President, Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, effective as of October 1, 2007, by and between Morgans Hotel Group Co. and Richard Szymanski